Testing the Waters Materials Related to Series #MOBYDICK

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#MOBYDICK

MELVILLE: 1851 MOBY DICK (1ST ED.)

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CURRENT VALUE: $70,000

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DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 1851 MOBY DICK

Investment Overview

•Upon completion of the Series #MOBYDICK Offering, Series #MOBYDICK will purchase an 1851 First Edition copy of Moby Dick by Herman Melville for Series #MOBYDICK (The “Series 1851 Moby Dick” or the “Underlying Asset” with respect to Series #MOBYDICK, as applicable), the specifications of which are set forth below.

•Herman Melville was an American writer best known for his novel Moby Dick.

•Moby Dick is a book published by Melville in October 1851 that tells the story of a whaling captain named Ahab and his obsession with a whale named Moby Dick.

•The Underlying Asset is an 1851 First Edition copy of Moby Dick by Herman Melville.

Asset Description

Overview & Authentication

•Herman Melville was born on August 1, 1819, in New York City.

•In June 1839, Melville worked as a cabin boy on a ship sailing from New York City to Liverpool.

•In January 1841, Melville sailed aboard a whaling ship called the Acushnet. The boat anchored in the Marquesas Islands in June 1842, providing Melville with the source material for his first novel, Typee, which was published in 1846.

•Melville was imprisoned along with fellow mutineers in a Tahitian jail, escaping and writing his second book in 1847, Omoo.

•Both of Melville’s first two books were received with controversy, though after his third book was published in 1849 (Mardi), Melville became a contributor to a literary journal.

•Melville bought a farm in 1850 nearby the home of Nathanial Hawthorne (the author of the Scarlet Letter) and the two would become friends and Melville would later dedicate Moby Dick to Hawthorne.

•Melville died on September 28, 1891.

•Moby Dick is often interpreted as an analogy for humanity’s desire for meaning and the role obsession plays in life.

•Captain Ahab vows to find the white whale that bit off his leg and plunges deeper and deeper into an obsessive but futile journey. Eventually, Ahab’s obsession leads to his own death.

•After Moby Dick was published, Melville found little acclaim. According to the Guardian: When he died, in 1891, Melville was virtually forgotten.”

•Moby Dick is often cited as one of the greatest novels ever written, with the Guardian ranking it 17th on their list of “The 100 best novels” in 2014.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1851 First Edition copy of Moby Dick by Herman Melville.

•The Underlying Asset comes from a print-run of 2,951.

Notable Defects

•The Underlying Asset exhibits very trivial wear to its original cloth binding with moderate foxing throughout.

Details

Series 1851 Moby Dick
Title	Moby Dick

Author	Herman Melville
Publisher	Harper & Brothers
Publication Date	1851
Edition	First Edition
Condition	Near Fine
Rarity	1 of 2,951 (1st Edition)

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1851 Moby Dick going forward.

#MOBYDICK | $70K

COMPARABLE ASSET VALUE

ASSET VALUE

+8124900%

TRANSACTIONS

13

"…the supreme American novel, the source and the inspiration of everything that follows in the American literary canon."

THE GUARDIAN

January 2014

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#MOBYDICK | *Visuals*

Moby Dick was dedicated to Melville's friend Nathaniel Hawthorne, the author of The Scarlet Letter.

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#MOBYDICK | *Timeline*

Aug. 1819	Herman Melville is born in New York City.
Jun. 1839	Working as a cabin boy, Melville sails from New York City to Liverpool.
Jan. 1846	Inspired by his travels aboard a whaling ship, Melville publishes his first book: "Typee: A Peep at Polynesian Life."
Oct. 1851	Melville publishes "Moby Dick," finding little commercial or critical success. #MOBYDICK is printed as 1 of less than 3,000 first edition copies.
Sep. 1891	"Virtually forgotten" as an author, Melville dies.